EXHIBIT 32.1

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q of ISP Chemco Inc. (the "Company") for the quarterly period ended October 3, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Sunil Kumar, as President and Chief Executive Officer of the Company and Kenneth M. McHugh, as Vice President and Controller of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


  /s/ Sunil Kumar
-------------------------------------
Name:   Sunil Kumar
Title:  President and Chief Executive Officer

Date:   November 17, 2004


  /s/ Kenneth M. McHugh
-------------------------------------
Name:   Kenneth M. McHugh
Title:  Vice President and Controller

Date:   November 17, 2004


     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.